Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-245-8717 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS FIRST QUARTER 2021 RESULTS
Earnings Release Highlights
•GAAP Net Loss of $(0.30) per share and Adjusted (non-GAAP) Operating Loss of $(0.06) per share for the first quarter of 2021
•Affirming range for full year 2021 adjusted (non-GAAP) operating earnings guidance of $2.60-$3.00 per share
•Strong utility reliability performance - all gas utilities achieved top decile in gas odor response and every utility achieved top quartile in outage frequency and outage duration
•Generation’s nuclear fleet capacity factor was 95.3% (owned and operated units)
•PECO filed an electric distribution rate case with the PAPUC in March and ComEd filed its annual distribution formula rate update with the ICC in April. Both cases are seeking an increase in electric distribution base rates to support investments that will enhance the reliability of the grid and enable the advancement of clean technologies and renewable energy.
CHICAGO (May 5, 2021) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the first quarter of 2021.
“Our utility businesses performed at a high level both financially and operationally during the first quarter, and we continue to invest in customer service and grid modernization across our six utilities,” said Christopher M. Crane, president and CEO of Exelon. “The generation business overall was strong, and we are implementing cost savings to offset losses from the unprecedented Texas storms. Looking ahead, we remain on track with the planned separation of our generation and utility businesses and are encouraged by growing momentum for federal and state clean energy policies that, if approved, will leave both standalone companies uniquely positioned to aid our nation’s transition to a carbon-free future.”

“Utility adjusted (non-GAAP) operating earnings was 11 cents per share higher than a year ago and ahead of plan, and excluding the storm impact, Exelon Generation would have earned adjusted (non-GAAP) operating earnings of 32 cents per share, which was in keeping with expectations,” said Joseph Nigro, senior executive vice president and CFO of Exelon. “The Texas storms and subsequent generation outages resulted in a 90 cents per share impact to operating earnings, though we expect to narrow some of that loss over the course of the year. The strong utility results and continued cost-savings measures at Generation reduced our adjusted (non-GAAP) operating loss for the quarter to $0.06 cents per share and we are affirming our full-year adjusted (non-GAAP) operating earnings guidance of $2.60 to $3.00 per share.”
First Quarter 2021
Exelon's GAAP Net Loss for the first quarter of 2021 decreased to $(0.30) per share from $0.60 GAAP Net Income per share in the first quarter of 2020. Adjusted (non-GAAP) Operating Loss for the first quarter of 2021 decreased to $(0.06) per share from $0.87 Adjusted (non-GAAP) Operating Earnings per share in the first quarter of 2020. For the reconciliations of GAAP Net Loss to Adjusted (non-GAAP) Operating Loss, refer to the tables beginning on page 6.
Adjusted (non-GAAP) Operating Loss in the first quarter of 2021 primarily reflect:
•Lower Generation earnings primarily due to the impacts of the February 2021 extreme cold weather event; partially offset by
•Higher utility earnings primarily due to higher electric distribution earnings at ComEd from higher rate base and higher allowed ROE due to an increase in treasury rates; the favorable impacts of the multi-year plan at BGE; regulatory rate increases at PHI; and favorable weather conditions at PECO and PHI.
Operating Company Results1
ComEd
ComEd's first quarter of 2021 GAAP Net Income increased to $197 million from $168 million in the first quarter of 2020. ComEd's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2021 increased to $198 million from $168 million in the first quarter of 2020, primarily due to higher electric distribution earnings from higher rate base and higher allowed ROE due to an increase in treasury rates. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s first quarter of 2021 GAAP Net Income increased to $167 million from $140 million in the first quarter of 2020. PECO's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2021 increased to $170 million from $140 million in the first quarter of 2020, primarily due to favorable weather conditions and favorable volume.
BGE
BGE’s first quarter of 2021 GAAP Net Income increased to $209 million from $181 million in the first quarter of 2020. BGE's Adjusted (non-GAAP) Operating Earnings increased to $211 million from $182 million in the first quarter of 2020, primarily due to the favorable impacts of the multi-year plan. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.

___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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PHI
PHI’s first quarter of 2021 GAAP Net Income increased to $128 million from $108 million in the first quarter of 2020. PHI’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2021 increased to $130 million from $110 million in the first quarter of 2020, primarily due to regulatory rate increases and favorable weather conditions in Delaware and New Jersey. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation had a GAAP Net Loss of $(793) million in the first quarter of 2021 compared with GAAP Net Income of $45 million in the first quarter of 2020. Generation had an Adjusted (non-GAAP) Operating Loss of $(571) million in the first quarter of 2021 compared with Adjusted (non-GAAP) Operating Earnings of $312 million in the first quarter of 2020, primarily due to the impacts of the February 2021 extreme cold weather event.
As of March 31, 2021, the percentage of expected generation hedged is 94%-97% for 2021.
Recent Developments and First Quarter Highlights
•Planned Separation: On Feb. 25, 2021, Exelon and Generation filed applications with the Federal Energy Regulatory Commission (FERC), New York State Department of Public Service (NYPSC), and Nuclear Regulatory Commission (NRC) seeking approvals for the separation of Generation. On March 25, 2021, Exelon filed a request for a private letter ruling with the Internal Revenue Service (IRS) to confirm the tax-free treatment of the planned separation. Exelon and Generation expect a decision from the FERC and the IRS in the third quarter of 2021, the NRC in the fourth quarter of 2021, and have requested a decision from the NYPSC before the end of 2021 but cannot predict if the applications will be approved as filed. Exelon is targeting the completion of the separation in the first quarter of 2022.
•Impacts of the February 2021 Extreme Cold Weather Event and Texas-based Generating Assets Outages: Beginning on Feb. 15, 2021, Generation’s Texas-based generating assets within the Electric Reliability Council of Texas (ERCOT) market, specifically Colorado Bend II, Wolf Hollow II, and Handley, experienced outages as a result of extreme cold weather conditions. In addition, those weather conditions drove increased demand for service, dramatically increased wholesale power prices, and also increased gas prices in certain regions. In response to the high demand and significantly reduced total generation on the system, the Public Utility Commission of Texas (PUCT) directed ERCOT to use an administrative price cap of $9,000 per megawatt hour during firm load shedding events.
The estimated impact to Exelon’s and Generation’s Net income for the first quarter of 2021 arising from these market and weather conditions was a reduction of approximately $880 million. The first quarter estimated impact includes certain charges associated with the natural gas business that may be reduced through waivers and/or recoveries from customers. Therefore, such charges are not included in the estimated full year earnings impact. Exelon and Generation estimate a reduction in Net income of approximately $670 million to $820 million for the full year 2021. The ultimate impact to Exelon’s and Generation’s consolidated financial statements may be affected by a number of factors, including final settlement data, the impacts of customer and counterparty credit losses, any state or federal solutions to address the financial challenges caused by the event, and related litigation and contract disputes. Various parties, including Generation, have filed requests with the PUCT to void the PUCT’s orders setting prices at $9,000 per megawatt hour during firm
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load shedding events and to enforce its order and reduce prices for 32 hours between February 18 and February 19 after firm load shedding ceased. Appeals of certain of the PUCT’s orders also have been filed in state court. Exelon and Generation cannot predict the outcome of these proceedings or the financial statement impact.
Exelon expects to offset between $410 million and $490 million of this impact for the full year 2021 primarily at Generation through a combination of enhanced revenue opportunities, deferral of selected non-essential maintenance, and primarily one-time cost savings.
•ComEd Distribution Formula Rate: On April 16, 2021, ComEd filed its annual distribution formula rate update with the Illinois Commerce Commission (ICC). The ICC approval is due by December 2021 and the rates will take effect in January 2022. The filing request includes an increase of $40 million for the initial year revenue requirement for 2022 and an increase of $11 million related to the annual reconciliation for 2020. The revenue requirement for 2022 provides for a weighted average debt and equity return on distribution rate base of 5.72%, inclusive of an allowed ROE of 7.36%, reflecting the average monthly yields for 30-year treasury bonds plus 580 basis points. The reconciliation revenue requirement for 2020 provides for a weighted average debt and equity return on distribution rate base of 5.69%, inclusive of an allowed ROE of 7.29%, reflecting the average monthly yields for 30-year treasury bonds plus 580 basis points less a performance metrics penalty of 7 basis points.
•PECO Pennsylvania Electric Distribution Rate Case: On March 30, 2021, PECO filed an application with the Pennsylvania Public Utility Commission (PAPUC) to increase its annual electric distribution rates by $246 million, reflecting an ROE of 10.95%. PECO currently expects a decision in the fourth quarter of 2021 but cannot predict if the PAPUC will approve the application as filed.
•Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 43,466 gigawatt-hours (GWhs) in the first quarter of 2021, compared with 42,555 GWhs in the first quarter of 2020. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 95.3% capacity factor for the first quarter of 2021, compared with 93.9% for the first quarter of 2020. The number of planned refueling outage days in the first quarter of 2021 totaled 84, compared with 94 in the first quarter of 2020. There were 3 non-refueling outage days in the first quarter of 2021 and 11 in the first quarter of 2020.
•Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 68.5% in the first quarter of 2021, compared with 98.2% in the first quarter of 2020. The lower performance in the quarter was attributed to unplanned outages at Texas-based generating assets during the February 2021 extreme cold-weather event.
Energy Capture for the wind and solar fleet was 96.4% in the first quarter of 2021, compared with 94.7% in the first quarter of 2020.

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•Financing Activities:
◦On March 9, 2021, ComEd issued $700 million of its First Mortgage 3.13% Bonds, Series 130, due March 15, 2051. ComEd used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On March 8, 2021, PECO issued $375 million of its First and Refunding Mortgage Bonds, 3.05% Series due March 15, 2051. PECO used the proceeds for general corporate purposes.
◦On March 30, 2021, Pepco issued $150 million of its First Mortgage Bonds, 2.32% Series due March 30, 2031. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On March 30, 2021, DPL issued $125 million of its First Mortgage Bonds, 3.24% Series due March 30, 2051. DPL used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On March 10, 2021, ACE issued $350 million of its First Mortgage Bonds, 2.30% Series due March 15, 2031. ACE used the proceeds to repay existing indebtedness and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings (Loss) for the first quarter of 2021 do not include the following items (after tax) that were included in reported GAAP Net Income (Loss):

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2021 GAAP Net Income (Loss)	$(0.30)	$(289)	$197	$167	$209	$128	$(793)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $46 and $45, respectively)	(0.14)	(135)	—	—	—	—	(134)
Unrealized Losses Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $40)	0.04	43	—	—	—	—	43
Plant Retirements and Divestitures (net of taxes of $103)	0.32	310	—	—	—	—	310
Cost Management Program (net of taxes of $0)	—	1	—	—	—	—	1
Change in Environmental Liabilities (net of taxes of $1)	—	2	—	—	—	—	2
COVID-19 Direct Costs (net of taxes of $4, $1, $0, and $3, respectively)	0.01	10	—	1	1	—	8
Acquisition Related Costs (net of taxes of $2)	0.01	6	—	—	—	—	6
ERP System Implementation Costs (net of taxes of $1, $0, $0, $0, and $1, respectively)	0.01	5	—	1	1	1	2
Planned Separation Costs (net of taxes of $2,$0, $0, $0, and $1, respectively)	0.01	7	1	1	—	1	2
Income Tax-Related Adjustments (entire amount represents tax expense)	—	(2)	—	—	—	—	—
Noncontrolling Interests (net of taxes of $6)	(0.02)	(17)	—	—	—	—	(17)
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$(0.06)	$(60)	$198	$170	$211	$130	$(571)
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Adjusted (non-GAAP) Operating Earnings for the first quarter of 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income	$0.60	$582	$168	$140	$181	$108	$45
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $32 and $33, respectively)	(0.10)	(94)	—	—	—	—	(97)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $405)	0.50	485	—	—	—	—	485
Asset Impairments (net of taxes of $1)	—	2	—	—	—	—	2
Plant Retirements and Divestitures (net of taxes of $4)	0.01	13	—	—	—	—	13
Cost Management Program (net of taxes of $3, $0, $1, and $3, respectively)	0.01	9	—	—	1	2	8
Income Tax-Related Adjustments (entire amount represents tax expense)	—	(2)	—	—	—	—	—
Noncontrolling Interests (net of taxes of $30)	(0.15)	(144)	—	—	—	—	(144)
2020 Adjusted (non-GAAP) Operating Earnings	$0.87	$851	$168	$140	$182	$110	$312
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income (Loss) and Adjusted (non-GAAP) Operating Earnings (Loss) is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized losses related to NDT fund investments were 48.0% and 45.5% for the three months ended March 31, 2021 and 2020, respectively.

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Webcast Information
Exelon will discuss first quarter 2021 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia, and Canada and had 2020 revenue of $33 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey, and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO, and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector, and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 5, 2021.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including, among others, those related to the timing, manner, tax-free nature, and expected benefits associated with the potential separation of Exelon’s competitive power generation and customer-facing energy business from its six regulated electric and gas utilities. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future
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events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2020 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' First Quarter 2021 Quarterly Report on Form 10-Q (to be filed on May 5, 2021) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon
Three Months Ended March 31, 2021
Operating revenues	$1,535	$889	$974	$1,244	$5,559	$(311)	$9,890
Operating expenses
Purchased power and fuel	527	316	331	479	4,610	(295)	5,968
Operating and maintenance	316	234	197	256	1,001	(25)	1,979
Depreciation and amortization	292	86	152	210	940	17	1,697
Taxes other than income taxes	75	43	72	113	121	14	438
Total operating expenses	1,210	679	752	1,058	6,672	(289)	10,082
Gain on sales of assets and businesses	—	—	—	—	71	—	71
Operating income (loss)	325	210	222	186	(1,042)	(22)	(121)
Other income and (deductions)
Interest expense, net	(96)	(38)	(34)	(67)	(72)	(79)	(386)
Other, net	7	5	8	17	167	21	225
Total other income and (deductions)	(89)	(33)	(26)	(50)	95	(58)	(161)
Income (loss) before income taxes	236	177	196	136	(947)	(80)	(282)
Income taxes	39	10	(13)	8	(179)	116	(19)
Equity in losses of unconsolidated affiliates	—	—	—	—	(1)	—	(1)
Net income (loss)	197	167	209	128	(769)	(196)	(264)
Net income attributable to noncontrolling interests	—	—	—	—	24	1	25
Net income (loss) attributable to common shareholders	$197	$167	$209	$128	$(793)	$(197)	$(289)

Three Months Ended March 31, 2020
Operating revenues	$1,439	$813	$937	$1,171	$4,733	$(346)	$8,747
Operating expenses
Purchased power and fuel	486	283	288	435	2,704	(329)	3,867
Operating and maintenance	317	217	188	257	1,263	(38)	2,204
Depreciation and amortization	273	86	143	194	304	21	1,021
Taxes other than income taxes	75	39	69	114	129	11	437
Total operating expenses	1,151	625	688	1,000	4,400	(335)	7,529
Gain on sales of assets and businesses	—	—	—	2	—	—	2
Operating income (loss)	288	188	249	173	333	(11)	1,220
Other income and (deductions)
Interest expense, net	(94)	(36)	(32)	(67)	(109)	(72)	(410)
Other, net	10	3	5	13	(771)	15	(725)
Total other income and (deductions)	(84)	(33)	(27)	(54)	(880)	(57)	(1,135)
Income (loss) before income taxes	204	155	222	119	(547)	(68)	85
Income taxes	36	15	41	11	(389)	(8)	(294)
Equity in losses of unconsolidated affiliates	—	—	—	—	(3)	—	(3)
Net income (loss)	168	140	181	108	(161)	(60)	376
Net loss attributable to noncontrolling interests	—	—	—	—	(206)	—	(206)
Net income (loss) attributable to common shareholders	$168	$140	$181	$108	$45	$(60)	$582

Change in Net income from 2020 to 2021	$29	$27	$28	$20	$(838)	$(137)	$(871)
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,908	$663
Restricted cash and cash equivalents	374	438
Accounts receivable
Customer accounts receivable	4,017	3,597
Customer allowance for credit losses	(442)	(366)
Customer accounts receivable, net	3,575	3,231
Other accounts receivable	1,320	1,469
Other allowance for credit losses	(79)	(71)
Other accounts receivable, net	1,241	1,398
Mark-to-market derivative assets	568	644
Unamortized energy contract assets	38	38
Inventories, net
Fossil fuel and emission allowances	205	297
Materials and supplies	1,427	1,425
Regulatory assets	1,269	1,228
Renewable energy credits	694	633
Assets held for sale	11	958
Other	1,687	1,609
Total current assets	12,997	12,562
Property, plant, and equipment, net	82,588	82,584
Deferred debits and other assets
Regulatory assets	8,810	8,759
Nuclear decommissioning trust funds	14,688	14,464
Investments	431	440
Mark-to-market derivative assets	6,677	6,677
Unamortized energy contract assets	491	555
Pledged assets for Zion Station decommissioning	285	294
Total deferred debits and other assets	3,033	2,982
Total deferred debits and other assets	34,415	34,171
Total assets	$130,000	$129,317

	March 31, 2021	December 31, 2020
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$3,128	$2,031
Long-term debt due within one year	2,281	1,819
Accounts payable	3,430	3,562
Accrued expenses	1,729	2,078
Payables to affiliates	5	5
Regulatory liabilities	663	581
Mark-to-market derivative liabilities	422	295
Unamortized energy contract liabilities	98	100
Renewable energy credit obligation	645	661
Liabilities held for sale	3	375
Other	1,176	1,264
Total current liabilities	13,580	12,771
Long-term debt	36,248	35,093
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,129	13,035
Asset retirement obligations	12,405	12,300
Pension obligations	3,951	4,503
Non-pension postretirement benefit obligations	1,988	2,011
Spent nuclear fuel obligation	1,208	1,208
Regulatory liabilities	9,130	9,485
Mark-to-market derivative liabilities	453	473
Unamortized energy contract liabilities	217	238
Other	2,988	2,942
Total deferred credits and other liabilities	45,469	46,195
Total liabilities	95,687	94,449
Commitments and contingencies
Shareholders’ equity
Common stock	19,412	19,373
Treasury stock, at cost	(123)	(123)
Retained earnings	16,072	16,735
Accumulated other comprehensive loss, net	(3,346)	(3,400)
Total shareholders’ equity	32,015	32,585
Noncontrolling interests	2,298	2,283
Total equity	34,313	34,868
Total liabilities and shareholders’ equity	$130,000	$129,317

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(264)	$376
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	2,104	1,378
Asset impairments	1	8
Gain on sales of assets and businesses	(71)	—
Deferred income taxes and amortization of investment tax credits	(142)	(245)
Net fair value changes related to derivatives	(178)	(132)
Net realized and unrealized (gains) losses on NDT funds	(118)	651
Unrealized loss on equity investments	23	—
Other non-cash operating activities	(170)	273
Changes in assets and liabilities:
Accounts receivable	(372)	800
Inventories	77	81
Accounts payable and accrued expenses	(176)	(976)
Option premiums received (paid), net	16	(38)
Collateral received (posted), net	273	(21)
Income taxes	113	(56)
Pension and non-pension postretirement benefit contributions	(537)	(531)
Other assets and liabilities	(1,840)	(488)
Net cash flows (used in) provided by operating activities	(1,261)	1,080
Cash flows from investing activities
Capital expenditures	(2,140)	(2,016)
Proceeds from NDT fund sales	2,908	1,183
Investment in NDT funds	(2,939)	(1,234)
Collection of DPP	1,574	—
Proceeds from sales of assets and businesses	680	—
Other investing activities	12	(8)
Net cash flows provided by (used in) investing activities	95	(2,075)
Cash flows from financing activities
Changes in short-term borrowings	597	109
Proceeds from short-term borrowings with maturities greater than 90 days	500	500
Issuance of long-term debt	1,705	2,652
Retirement of long-term debt	(79)	(1,032)
Dividends paid on common stock	(374)	(373)
Proceeds from employee stock plans	31	30
Other financing activities	(46)	(21)
Net cash flows provided by financing activities	2,334	1,865
Increase in cash, restricted cash, and cash equivalents	1,168	870
Cash, restricted cash, and cash equivalents at beginning of period	1,166	1,122
Cash, restricted cash, and cash equivalents at end of period	$2,334	$1,992

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended March 31, 2021 and 2020
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2020 GAAP Net Income (Loss)	$0.60	$168		$140		$181		$108		$45	$(60)	$582
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $33, $1, and $32, respectively)	(0.10)	—		—		—		—		(97)	3	(94)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $405) (1)	0.50	—		—		—		—		485	—	485
Asset Impairments (net of taxes of $1)	—	—		—		—		—		2	—	2
Plant Retirements and Divestitures (net of taxes of $4) (2)	0.01	—		—		—		—		13	—	13
Cost Management Program (net of taxes of $0, $1, $3, $1, and $3, respectively) (3)	0.01	—		—		1		2		8	(2)	9
Income Tax-Related Adjustments (entire amount represents tax expense)	—	—		—		—		—		—	(2)	(2)
Noncontrolling Interests (net of taxes of $30) (4)	(0.15)	—		—		—		—		(144)	—	(144)
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	0.87	168		140		182		110		312	(61)	851

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	0.04	—	(b)	26		—	(b)	9	(b)	—	—	35
Load	0.01	—	(b)	10		—	(b)	2	(b)	—	—	12
Other Energy Delivery (9)	0.04	39	(c)	(6)	(c)	(4)	(c)	9	(c)	—	—	38
Generation, Excluding Mark-to-Market:
Nuclear Volume (10)	0.01	—		—		—		—		11	—	11
Nuclear Fuel Cost (11)	0.01	—		—		—		—		5	—	5
Capacity Revenue (12)	0.02	—		—		—		—		16	—	16
Market and Portfolio Conditions (13)	(0.85)	—		—		—		—		(833)	—	(833)
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	0.01	(6)		(6)		—		(1)		19	—	6
Planned Nuclear Refueling Outages (15)	0.04	—		—		—		—		36	—	36
Pension and Non-Pension Postretirement Benefits	—	(1)		—		—		2		1	—	2
Other Operating and Maintenance (16)	(0.02)	8		(4)		(5)		—		(15)	1	(15)
Depreciation and Amortization Expense (17)	(0.03)	(14)		—		(7)		(12)		(2)	3	(32)
Interest Expense, Net	(0.02)	(3)		(1)		(1)		—		1	(14)	(18)
Income Taxes (18)	(0.19)	8		12		46		8		(138)	(125)	(189)
Noncontrolling Interests (19)	(0.06)	—		—		—		—		(57)	—	(57)
Other (20)	0.07	(1)		(1)		—		3		73	(1)	73
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	(0.93)	30		30		29		20		(883)	(136)	(910)

2021 GAAP Net Income (Loss)	(0.30)	197		167		209		128		(793)	(197)	(289)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $45, $1, and $46, respectively)	(0.14)	—		—		—		—		(134)	(1)	(135)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $40) (1)	0.04	—		—		—		—		43	—	43
Plant Retirements and Divestitures (net of taxes of $103) (2)	0.32	—		—		—		—		310	—	310
Cost Management Program (net of taxes of $0)	—	—		—		—		—		1	—	1
Change in Environmental Liabilities (net of taxes of $1)	—	—		—				—		2	—	2
COVID-19 Direct Costs (net of taxes of $1, $0, $3, and $4, respectively) (5)	0.01	—		1		1		—		8	—	10
Acquisition Related Costs (net of tax of $2) (6)	0.01	—		—		—		—		6	—	6
ERP System Implementation Costs (net of taxes of $0, $0, $0 ,$1, and $1, respectively) (7)	0.01	—		1		1		1		2	—	5
Planned Separation Costs (net of taxes of $0, $0, $0, $1, $1, and $2, respectively) (8)	0.01	1		1		—		1		2	2	7
Income Tax-Related Adjustments (entire amount represents tax expense)	—	—		—		—		—		—	(2)	(2)
Noncontrolling Interests (net of taxes of $6) (4)	(0.02)	—		—		—		—		(17)	—	(17)
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$(0.06)	$198		$170		$211		$130		$(571)	$(197)	$(60)

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized losses related to NDT fund investments were 48.0% and 45.5% for the three months ended March 31, 2021 and 2020, respectively.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(2)In 2020, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2021, primarily reflects accelerated depreciation and amortization associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024, partially offset by a gain on sale of Generation's solar business.
(3)Primarily represents reorganization costs related to cost management programs.
(4)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(5)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(6)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(7)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(8)Represents costs related to the planned separation primarily comprised of third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation as well as employee-related severance costs.
(9)For ComEd, reflects increased electric distribution and energy efficiency revenues (due to higher rate base, higher electric distribution ROE due to increased treasury rates, and higher fully recoverable costs). For PHI, reflects increased revenue primarily due to rate increases.
(10)Primarily reflects a decrease in nuclear outage days.
(11)Primarily reflects a decrease in fuel prices.
(12)Reflects increased capacity revenues in the Mid-Atlantic, Midwest, and New York, partially offset by decreased revenues in Other Power Regions.
(13)Primarily reflects the impacts of the February 2021 extreme cold weather event.
(14)For Generation, primarily reflects lower contracting costs.
(15)Primarily reflects a decrease in the number of nuclear outage days in 2021, excluding Salem.
(16)For Generation, reflects increased credit loss expense primarily due to the impacts of the February 2021 extreme cold weather event.
(17)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA and increased amortization related to the August 2020 storm regulatory asset.
(18)For BGE, primarily due to the multi-year plan which resulted in the acceleration of certain income tax benefits. For Generation and Corporate, primarily reflects the timing of tax expense driven primarily by the loss before income taxes at Generation due to the February 2021 extreme cold weather event. These timing impacts will reverse by the end of the year. For Generation, also reflects the absence of a prior year one-time tax settlement.
(19)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.
(20)For Generation, primarily reflects higher realized NDT fund gains, partially offset by net unrealized losses on equity investments that became publicly traded entities in the fourth quarter of 2020 and the first quarter of 2021.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$9,890	$83	(b)	$8,747	$(179)	(b)
Operating expenses
Purchased power and fuel	5,968	204	(b),(c)	3,867	(48)	(b)
Operating and maintenance	1,979	173	(c),(d),(e),(f),(g),(h),(i)	2,204	(21)	(c),(d),(l)
Depreciation and amortization	1,697	(642)	(c)	1,021	(10)	(c)
Taxes other than income taxes	438	—		437	—
Total operating expenses	10,082			7,529
Gain on sales of assets and businesses	71	(68)	(c)	2	—
Operating (loss) income	(121)			1,220
Other income and (deductions)
Interest expense, net	(386)	(3)	(b)	(410)	16	(b)
Other, net	225	80	(b),(j)	(725)	879	(b),(j)
Total other income and (deductions)	(161)			(1,135)
(Loss) income before income taxes	(282)			85
Income taxes	(19)	109	(b),(c),(e),(f),(g),(h),(i),(j)	(294)	382	(b),(c),(d),(j),(l)
Equity in losses of unconsolidated affiliates	(1)	—		(3)	—
Net (loss) income	(264)			376
Net income (loss) attributable to noncontrolling interests	25	18	(k)	(206)	144	(k)
Net income (loss) attributable to common shareholders	$(289)			$582
Effective tax rate(m)	6.7%			(345.9)%
Earnings per average common share
Basic	$(0.30)			$0.60
Diluted	$(0.30)			$0.60
Average common shares outstanding
Basic	977			975
Diluted	977			976
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude accelerated depreciation and amortization associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024, partially offset by a gain on sale of Generation's solar business. In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.
(d)Adjustment to exclude reorganization related to cost management programs.
(e)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(f)Adjustment to exclude changes in environmental liabilities.
(g)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(h)Adjustment to exclude costs related to the planned separation primarily comprised of third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation as well as employee-related severance costs.
(i)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(j)Adjustment to exclude the impact of net unrealized losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(k)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(l)Adjustment to exclude certain asset impairments.
(m)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 120.0% and 10.0% for the three months ended March 31, 2021 and 2020, respectively.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,535	$—		$1,439	$—
Operating expenses
Purchased power and fuel	527	—		486	—
Operating and maintenance	316	(1)	(b)	317	—
Depreciation and amortization	292	—		273	—
Taxes other than income taxes	75	—		75	—
Total operating expenses	1,210			1,151
Operating income	325			288
Other income and (deductions)
Interest expense, net	(96)	—		(94)	—
Other, net	7	—		10	—
Total other income and (deductions)	(89)			(84)
Income before income taxes	236			204
Income taxes	39	—		36	—
Net income	$197			$168
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude costs related to the planned separation primarily comprised of third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation as well as employee-related severance costs.

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$889	$—		$813	$—
Operating expenses
Purchased power and fuel	316	—		283	—
Operating and maintenance	234	(4)	(b)	217	—
Depreciation and amortization	86	—		86	—
Taxes other than income taxes	43	—		39	—
Total operating expenses	679			625
Operating income	210			188
Other income and (deductions)
Interest expense, net	(38)	—		(36)	—
Other, net	5	—		3	—
Total other income and (deductions)	(33)			(33)
Income before income taxes	177			155
Income taxes	10	1	(b)	15	—
Net income	$167			$140
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude reorganization costs related to cost management programs and direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$974	$—		$937	$—
Operating expenses
Purchased power and fuel	331	—		288	—
Operating and maintenance	197	(3)	(b),(c)	188	(1)	(d)
Depreciation and amortization	152	—		143	—
Taxes other than income taxes	72	—		69	—
Total operating expenses	752			688
Operating income	222			249
Other income and (deductions)
Interest expense, net	(34)	—		(32)	—
Other, net	8	—		5	—
Total other income and (deductions)	(26)			(27)
Income before income taxes	196			222
Income taxes	(13)	1	(b),(c)	41	—
Net income	$209			$181
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(c)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(d)Adjustment to exclude reorganization costs related to cost management programs.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,244	$—		$1,171	$—
Operating expenses
Purchased power and fuel	479	—		435	—
Operating and maintenance	256	(3)	(b),(c)	257	(3)	(d)
Depreciation and amortization	210	—		194	—
Taxes other than income taxes	113	—		114	—
Total operating expenses	1,058			1,000
Gain on sales of assets	—	—		2	—
Operating income	186			173
Other income and (deductions)
Interest expense, net	(67)	—		(67)	—
Other, net	17	—		13	—
Total other income and (deductions)	(50)			(54)
Income before income taxes	136			119
Income taxes	8	1	(b),(c)	11	1	(d)
Net income	$128			$108
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(c)Adjustment to exclude costs related to the planned separation primarily comprised of third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation as well as employee-related severance costs.
(d)Adjustment to exclude reorganization costs related to cost management programs.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,559	$83	(b)	$4,733	$(179)	(b)
Operating expenses
Purchased power and fuel	4,610	204	(b),(c)	2,704	(48)	(b)
Operating and maintenance	1,001	186	(c),(d),(e),(f),(g),(h),(i)	1,263	(20)	(c),(d),(l)
Depreciation and amortization	940	(642)	(c)	304	(10)	(c)
Taxes other than income taxes	121	—		129	—
Total operating expenses	6,672			4,400
Gain on sales of assets and businesses	71	(68)	(c)	—	—
Operating income (loss)	(1,042)			333
Other income and (deductions)
Interest expense, net	(72)	(3)	(b)	(109)	12	(b)
Other, net	167	82	(j)	(771)	879	(b),(j)
Total other income and (deductions)	95			(880)
Income (loss) before income taxes	(947)			(547)
Income taxes	(179)	105	(b),(c),(e),(f),(g),(h),(i),(j)	(389)	379	(b),(c),(d).(j),(l)
Equity in losses of unconsolidated affiliates	(1)	—		(3)	—
Net income (loss)	(769)			(161)
Net (loss) income attributable to noncontrolling interests	24	18	(k)	(206)	144	(k)
Net income (loss) attributable to membership interest	$(793)			$45
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude accelerated depreciation and amortization associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024, partially offset by a gain on sale of Generation's solar business. In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.
(d)Adjustment to exclude reorganization costs related to cost management programs.
(e)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(f)Adjustment to exclude changes in environmental liabilities.
(g)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(h)Adjustment to exclude costs related to the planned separation primarily comprised of third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation as well as employee-related severance costs.
(i)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(j)Adjustment to exclude the impact of net unrealized losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.
(k)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(l)Adjustment to exclude certain asset impairments.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(311)	$—		$(346)	$—
Operating expenses
Purchased power and fuel	(295)	—		(329)	—
Operating and maintenance	(25)	(2)	(c)	(38)	3	(f)
Depreciation and amortization	17	—		21	—
Taxes other than income taxes	14	—		11	—
Total operating expenses	(289)			(335)
Operating loss	(22)			(11)
Other income and (deductions)
Interest expense, net	(79)	—		(72)	4	(d)
Other, net	21	(2)	(d)	15	—
Total other income and (deductions)	(58)			(57)
Loss before income taxes	(80)			(68)
Income taxes	116	1	(c),(d),(e)	(8)	2	(d),(e),(f)
Net loss	(196)			(60)
Net income attributable to noncontrolling interests	1			—
Net loss attributable to common shareholders	$(197)			$(60)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)Adjustment to exclude costs related to the planned separation primarily comprised of third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation as well as employee-related severance costs.
(d)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)Adjustment to exclude income tax-related adjustments.
(f)Adjustment to exclude reorganization related to cost management programs.

ComEd Statistics
Three Months Ended March 31, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	6,685	6,237	7.2%	3.7%	$741	$701	5.7%
Small commercial & industrial	7,266	7,570	(4.0)%	(5.8)%	367	362	1.4%
Large commercial & industrial	6,479	6,723	(3.6)%	(5.1)%	134	134	—%
Public authorities & electric railroads	267	294	(9.2)%	(11.4)%	11	13	(15.4)%
Other(b)	—	—	n/a	n/a	220	211	4.3%
Total rate-regulated electric revenues(c)	20,697	20,824	(0.6)%	(2.8)%	1,473	1,421	3.7%
Other Rate-Regulated Revenues(d)					62	18	244.4%
Total Electric Revenues					$1,535	$1,439	6.7%
Purchased Power					$527	$486	8.4%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,989	2,758	3,141	8.4%	(4.8)%

Number of Electric Customers	2021	2020
Residential	3,696,208	3,676,312
Small commercial & industrial	388,483	386,012
Large commercial & industrial	1,863	1,954
Public authorities & electric railroads	4,876	4,857
Total	4,091,430	4,069,135
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $6 million and $5 million for the three months ended March 31, 2021 and 2020, respectively..
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended March 31, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,767	3,254	15.8%	6.2%	$433	$382	13.4%
Small commercial & industrial	1,881	1,905	(1.3)%	(5.1)%	100	99	1.0%
Large commercial & industrial	3,272	3,421	(4.4)%	(5.0)%	57	53	7.5%
Public authorities & electric railroads	149	151	(1.3)%	(1.4)%	9	7	28.6%
Other(b)	—	—	n/a	n/a	52	58	(10.3)%
Total rate-regulated electric revenues(c)	9,069	8,731	3.9%	(0.6)%	651	599	8.7%
Other Rate-Regulated Revenues(d)					10	5	100.0%
Total Electric Revenues					661	604	9.4%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	20,674	17,282	19.6%	2.8%	160	150	6.7%
Small commercial & industrial	10,170	8,809	15.5%	(0.2)%	59	51	15.7%
Large commercial & industrial	7	9	(22.2)%	(0.6)%	—	—	N/A
Transportation	7,650	7,135	7.2%	0.4%	7	6	16.7%
Other(f)	—	—	n/a	n/a	2	1	100.0%
Total rate-regulated natural gas revenues(g)	38,501	33,235	15.8%	1.5%	228	208	9.6%
Other Rate-Regulated Revenues(d)					—	1	100.0%
Total Natural Gas Revenues					228	209	9.1%
Total Electric and Natural Gas Revenues					$889	$813	9.3%
Purchased Power and Fuel					$316	$283	11.7%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,302	1,989	2,418	15.7%	(4.8)%
Cooling Degree-Days	5	—	1	n/a	400.0%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	1,512,255	1,499,019	Residential	493,857	489,063
Small commercial & industrial	154,637	154,056	Small commercial & industrial	44,604	44,509
Large commercial & industrial	3,109	3,093	Large commercial & industrial	5	5
Public authorities & electric railroads	10,237	10,096	Transportation	685	727
Total	1,680,238	1,666,264	Total	539,151	534,304
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended March 31, 2021 and 2020, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million and less than $1 million for the three months ended March 31, 2021 and 2020, respectively.

BGE Statistics
Three Months Ended March 31, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,538	3,118	13.5%	4.0%	$362	$339	6.8%
Small commercial & industrial	723	707	2.3%	(4.4)%	69	67	3.0%
Large commercial & industrial	3,109	3,122	(0.4)%	(4.9)%	105	103	1.9%
Public authorities & electric railroads	48	60	(20.0)%	(16.8)%	7	7	—%
Other(b)	—	—	n/a	n/a	77	79	(2.5)%
Total rate-regulated electric revenues(c)	7,418	7,007	5.9%	(0.8)%	620	595	4.2%
Other Rate-Regulated Revenues(d)					12	18	(33.3)%
Total Electric Revenues					632	613	3.1%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	18,451	18,610	(0.9)%	(15.6)%	216	206	4.9%
Small commercial & industrial	4,019	4,147	(3.1)%	(14.3)%	35	34	2.9%
Large commercial & industrial	14,039	12,323	13.9%	2.1%	54	51	5.9%
Other(f)	7,610	3,301	130.5%	n/a	31	9	244.4%
Total rate-regulated natural gas revenues(g)	44,119	38,381	15.0%	(9.7)%	336	300	12.0%
Other Rate-Regulated Revenues(d)					6	24	(75.0)%
Total Natural Gas Revenues					342	324	5.6%
Total Electric and Natural Gas Revenues					$974	$937	3.9%
Purchased Power and Fuel					$331	$288	14.9%

				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,197	1,879	2,387	16.9%	(8.0)%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	1,192,470	1,181,329	Residential	648,824	641,608
Small commercial & industrial	114,819	114,697	Small commercial & industrial	38,318	38,381
Large commercial & industrial	12,505	12,376	Large commercial & industrial	6,120	6,078
Public authorities & electric railroads	266	265	Total	693,262	686,067
Total	1,320,060	1,308,667
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended March 31, 2021 and 2020, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $4 million and $3 million for the three months ended March 31, 2021 and 2020, respectively.

Pepco Statistics
Three Months Ended March 31, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	2,219	1,946	14.0%	3.1%	$253	$236	7.2%
Small commercial & industrial	298	315	(5.4)%	(8.8)%	33	35	(5.7)%
Large commercial & industrial	3,054	3,272	(6.7)%	(8.0)%	184	188	(2.1)%
Public authorities & electric railroads	124	204	(39.2)%	(40.0)%	6	9	(33.3)%
Other(b)	—	—	n/a	n/a	51	60	(15.0)%
Total rate-regulated electric revenues(c)	5,695	5,737	(0.7)%	(5.1)%	527	528	(0.2)%
Other Rate-Regulated Revenues(d)					26	16	62.5%
Total Electric Revenues					$553	$544	1.7%
Purchased Power					$166	$164	1.2%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,012	1,679	2,124	19.8%	(5.3)%
Cooling Degree-Days	7	5	3	40.0%	133.3%

Number of Electric Customers	2021	2020
Residential	835,415	820,283
Small commercial & industrial	53,738	54,304
Large commercial & industrial	22,492	22,248
Public authorities & electric railroads	174	169
Total	911,819	897,004
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2021 and 2020.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended March 31, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,520	1,310	16.0%	5.5%	$190	$161	18.0%
Small commercial & industrial	559	507	10.3%	6.2%	46	43	7.0%
Large commercial & industrial	919	1,069	(14.0)%	(15.1)%	21	23	(8.7)%
Public authorities & electric railroads	12	11	9.1%	5.9%	4	3	33.3%
Other(b)	—	—	n/a	n/a	41	54	(24.1)%
Total rate-regulated electric revenues(c)	3,010	2,897	3.9%	(1.5)%	302	284	6.3%
Other Rate-Regulated Revenues(d)					9	2	350.0%
Total Electric Revenues					311	286	8.7%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	4,394	3,647	20.5%	2.6%	46	40	15.0%
Small commercial & industrial	1,868	1,671	11.8%	(3.9)%	18	17	5.9%
Large commercial & industrial	457	452	1.1%	1.1%	2	1	100.0%
Transportation	2,224	2,108	5.5%	(0.9)%	4	4	—%
Other(f)	—	—	n/a	n/a	1	2	(50.0)%
Total rate-regulated natural gas revenues	8,943	7,878	13.5%	0.2%	71	64	10.9%
Other Rate-Regulated Revenues(d)					—	—	n/a
Total Natural Gas Revenues					71	64	10.9%
Total Electric and Natural Gas Revenues					$382	$350	9.1%
Purchased Power and Fuel					$156	$141	10.6%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,269	1,928	2,414	17.7%	(6.0)%
Cooling Degree-Days	5	2	1	150.0%	400.0%

Natural Gas Service Territory				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,358	2,003	2,497	17.7%	(5.6)%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	473,917	469,082	Residential	127,522	126,209
Small commercial & industrial	62,647	61,769	Small commercial & industrial	10,043	10,004
Large commercial & industrial	1,208	1,414	Large commercial & industrial	19	17
Public authorities & electric railroads	608	612	Transportation	160	159
Total	538,380	532,877	Total	137,744	136,389
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2021 and 2020.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended March 31, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	928	810	14.6%	6.6%	$162	$137	18.2%
Small commercial & industrial	305	294	3.7%	(0.8)%	39	37	5.4%
Large commercial & industrial	716	735	(2.6)%	(3.5)%	43	42	2.4%
Public authorities & electric railroads	13	13	—%	0.9%	3	3	—%
Other(b)	—	—	n/a	n/a	52	55	(5.5)%
Total rate-regulated electric revenues(c)	1,962	1,852	5.9%	1.5%	299	274	9.1%
Other Rate-Regulated Revenues(d)					11	2	450.0%
Total Electric Revenues					$310	$276	12.3%
Purchased Power					$157	$128	22.7%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,348	1,948	2,469	20.5%	(4.9)%
Cooling Degree-Days	4	—	—	n/a	n/a

Number of Electric Customers	2021	2020
Residential	498,396	495,444
Small commercial & industrial	61,771	61,470
Large commercial & industrial	3,267	3,355
Public authorities & electric railroads	704	684
Total	564,138	560,953
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2021 and 2020.
(d)Includes alternative revenue programs.

Generation Statistics

	Three Months Ended
	March 31, 2021	March 31, 2020
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,254	12,784
Midwest	23,155	23,598
New York	7,057	6,173
Total Nuclear Generation	43,466	42,555
Fossil and Renewables
Mid-Atlantic	662	853
Midwest	323	388
New York	1	1
ERCOT	2,783	3,012
Other Power Regions(b)	2,964	3,508
Total Fossil and Renewables	6,733	7,762
Purchased Power
Mid-Atlantic	4,483	5,943
Midwest	179	288
ERCOT	772	991
Other Power Regions(b)	12,834	12,167
Total Purchased Power	18,268	19,389
Total Supply/Sales by Region
Mid-Atlantic(c)	18,399	19,580
Midwest(c)	23,657	24,274
New York	7,058	6,174
ERCOT	3,555	4,003
Other Power Regions(b)	15,798	15,675
Total Supply/Sales by Region	68,467	69,706

	Three Months Ended
	March 31, 2021	March 31, 2020
Outage Days(d)
Refueling	84	94
Non-refueling	3	11
Total Outage Days	87	105
__________
(a)Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Includes affiliate sales to PECO, BGE, Pepco, DPL, and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)Outage days exclude Salem.